Exhibit 10.1

FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of July 13, 2006, among Aventine Renewable Energy Holdings, Inc., a Delaware corporation (the “Company”), the guarantors party hereto (“the “Guarantors”), Wells Fargo Bank, N.A., as trustee (the “Trustee”) and Wells Fargo Bank, N.A., as collateral agent (the “Collateral Agent”).

RECITALS

     WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of December 17, 2004 (the “Indenture”), relating to the Company’s Senior Secured Floating Rate Notes due 2011 (the “Notes”);

     WHEREAS, the Company and the Guarantors propose certain amendments to the Indenture (the “Indenture Amendments”) with respect to the Notes, which Indenture Amendments must be approved with the consent of the holders (the “Holders”) of a majority of the outstanding aggregate principal amount of the Notes;

     WHEREAS, the Company and the Guarantors also propose certain additional amendments to the Indenture and the Security Documents (as defined in the Indenture) (the “Security Documents Amendments” and together with the Indenture Amendments, the “Proposed Amendments”) with respect to the release of all of the Collateral under the Notes, which Security Documents Amendments must be approved with the consent of at least two-thirds of the outstanding aggregate principal amount of the Notes;

     WHEREAS, the Company has made an offer to purchase for cash the Notes and solicited consents (the “Offer and Solicitation”) of the Holders of the Notes to the Proposed Amendments pursuant to the Offer to Purchase and Consent Solicitation Statement dated June 14, 2006 (the “Statement”), each upon the terms and subject to the conditions set forth therein;

     WHEREAS, pursuant to the Statement, Company has received the valid consents of the Holders of at least a majority in outstanding aggregate principal amount of the Notes consenting to the substance of the Indenture Amendments set forth in this Supplemental Indenture;

     WHEREAS, pursuant to the Statement, the Company has received the valid consents of the Holders of at least two-thirds in outstanding aggregate principal amount of the Notes consenting to the substance of the Security

Documents Amendments relating to the release of all of the Collateral for the Notes under the Security Documents;

     WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

     WHEREAS, pursuant to Section 9.7 of the Indenture, the Trustee is authorized to execute and delivery this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

     Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

     Section 2. Proposed Amendments to Indenture. Effective as of the Amendment Effective Date for the Proposed Amendments (as defined below):

     (a) The following Sections of the Indenture shall no longer apply with respect to the Notes and the corresponding provisions in the Notes shall be deemed to be deleted in their entirety and replaced with the phrase “Intentionally Omitted”:

Existing Section Number	Caption

Section 4.3 in its entirety	Limitation on Restricted Payments

Section 4.4 in its entirety	Limitation on Indebtedness and Issuance of
Preferred Stock

Section 4.5 in its entirety	Corporate Existence

Section 4.6 in its entirety	Payment of Taxes and Other Claims

Section 4.7 in its entirety	Maintenance of Properties and Insurance

Section 4.8 in its entirety	Compliance Certificate; Notice of Default

Section 4.9 in its entirety	Compliance with Laws

Section 4.10 in its entirety	Commission Reports and Reports to Holders

Section 4.12 in its entirety	Limitations on Transactions with
Shareholders and Affiliates

Section 4.13 in its entirety	Limitation on Dividend and Other Payment
Restrictions Affecting Subsidiaries

Section 4.14 in its entirety	Limitation on the Issuance and Sale of Capital
Stock of Restricted Subsidiaries

Section 4.15 in its entirety	Issuances of Guarantees by Restricted
Subsidiaries

Section 4.16 in its entirety	Limitations on Liens

Section 4.18, clauses (a)(1) and (a)(2)	Limitation on Asset Sales

Section 4.19 in its entirety	Pledge of Capital Stock of NELLC

Section 4.20 in its entirety	Limitation on Sale and Leaseback
Transactions

Section 4.21 in its entirety	Limitation on Business Activities

Section 4.22 in its entirety	Limitation of Impairment of Security Interest

     (b) Section 5.1 of the Indenture captioned “Consolidation, Merger and Sale of Assets” is hereby amended by rendering clauses (c)(i) and (c)(ii) inapplicable with respect to the Notes.

     (c) Section 6.1 of the Indenture captioned “Events of Default” is hereby amended by rendering each of the clauses (iv), (v), (vi), (vii), (viii), (ix) and (x) inapplicable with respect to the Notes.

     (d) Any definitions used exclusively in the provisions of the Indenture which no longer apply to the Notes pursuant to paragraphs (a) through (c) of this Section 2 are hereby deleted in their entirety from the Notes and in the Indenture shall no longer apply with respect to the Notes and all references to paragraphs, sections, articles or other terms or provisions of the Indenture which no longer apply to the Notes pursuant to paragraphs (a) through (c) of this Section 2 above hereby deleted in their entirety in the Notes and in the Indenture shall no longer apply to the Notes.

     Section 3. Release Of Collateral. (a) The Note Liens are hereby released in their entirety, effective as of the Amendment Effective Date. The Trustee hereby instructs the Collateral Agent to execute and deliver, and the Collateral Agent will promptly execute and deliver, such instruments effectuating or confirming such release or termination of the Note Liens created in favor of the Secured Parties under the Security Documents, effective on the Amendment Effective Date. The Trustee will, at the sole cost and expense of the Company and the Guarantors, execute and deliver to the Company and the Guarantors such documents as the Company and the Guarantors may reasonably request.

     (b) Trustee and the Collateral Agent each further authorize the Company and the Guarantors to file financing statement releases or terminations, as appropriate, for the benefit of the Company and the Guarantors in appropriate form to evidence the matters referred to in Section 3(a) above and for filing in the offices and jurisdictions that the Company or the Guarantors reasonably deems necessary or appropriate for or to give effect to the foregoing.

     Section 4. Indenture Ratified. Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

     Section 5. Counterparts. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

     Section 6. Supplemental Indenture Is a Supplement To Indenture. This Supplemental Indenture is an amendment supplemental to the Indenture and this Supplemental Indenture will henceforth be read together.

     Section 7. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     Section 8. References to Supplemental Indenture. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references to the Indenture shall include this Supplemental Indenture unless the context otherwise requires.

     Section 9. Effect of this Supplemental Indenture. From and after the Amendment Effective Date, the Indenture shall be deemed to be modified as herein provided but except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read, taken and construed as one and the same instrument.

     Section 10. Severability. In the event that any provisions of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11. Trust Indenture Act. If any provisions hereof limit, qualify or conflict with any provisions of the Trust Indenture Act of 1939 required under the Trust Indenture Act of 1939 to be a part of and govern this Supplemental Indenture, the provisions of the Trust Indenture Act of 1939 shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act of 1939 that pursuant to the Trust Indenture Act of 1939 may be so modified or excluded, the provisions of the Trust Indenture Act of 1939 as modified or excluded hereby shall apply.

     Section 12. Trustee Makes No Representation. The Trustee makes no representation as to the validity or adequacy of this Supplemental Indenture or the recitals contained herein.

     Section 13. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction thereof.

     Section 14. Effectiveness. This Supplemental Indenture shall become effective upon execution by the Company, the Guarantors and the Trustee. As used herein, the “Amendment Effective Date” shall mean (i) with respect to the Indenture Amendments, the date that the Company delivers written notice to the Trustee that valid consents have been received from Holders of at least a majority of the then outstanding aggregate principal amount of Notes and the related Notes have been accepted for purchase in the Offer and Solicitation and (ii) with respect to the Security Documents Amendments and the release of the Note Liens thereunder, the date that the Company delivers written notice to the Trustee that consents have been received from Holders of at least two-thirds of the then outstanding aggregate principal amount of the Notes and the relating Notes have been accepted for purchase in the Offer and Solicitation.

[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan

	Name:	William J. Brennan
	Title:	Chief Accounting & Compliance Officer

AVENTINE RENEWABLE ENERGY, LLC, as Guarantor

By:	/s/ Ronald H. Miller

	Name:	Ronald H. Miller
	Title:	President & CEO

AVENTINE RENEWABLE ENERGY, INC., as Guarantor

By:	/s/ Ronald H. Miller

	Name:	Ronald H. Miller
	Title:	President & CEO

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Jane Y. Schweiger

	Name:	Jane Y. Schweiger
	Title:	Vice President

WELLS FARGO BANK, N.A., as Collateral Agent

By:	/s/ Jane Y. Schweiger

	Name:	Jane Y. Schweiger
	Title:	Vice President